                                                                       EXHIBIT 1











                                  AmSurg Corp.















                                3,600,000 Shares
                              Class A Common Stock
                                 (No Par Value)


                             UNDERWRITING AGREEMENT








         , 2001
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                             UNDERWRITING AGREEMENT


                                                                          , 2001
                                                                 ------ --



UBS Warburg LLC
CIBC World Markets Corp.
Jefferies & Company, Inc.
SunTrust Equitable Securities Corporation, as Managing Underwriters

c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

         AmSurg Corp., a Tennessee corporation (the "Company"), proposes to issue and sell and the persons named in Schedule B annexed hereto (the "Selling Shareholders") propose to sell to the underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 3,600,000 shares (the "Firm Shares") of Class A Common Stock, no par value (the "Class A Common Stock"), of the Company, of which 3,526,000 shares are to be issued and sold by the Company and an aggregate of 74,000 shares are to be sold by the Selling Shareholders in the respective amounts set forth next to their respective names under the caption "Firm Shares" in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 540,000 shares of Class A Common Stock (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below. In addition to the Class A Common Stock, the Company currently has issued and outstanding shares of its Class B Common Stock, no par value per share (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock are hereinafter sometimes collectively referred to as the "Common Stock."

         The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, (File No. _______) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations

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thereunder (collectively called the "Exchange Act"). The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses and the documents incorporated by reference therein (each thereof, including the documents incorporated therein by reference, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement", and the prospectus, including all documents incorporated therein by reference, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the registration statement at the time it became effective, is herein called the Prospectus.

         The Company, the Selling Shareholders and the Underwriters agree as follows:

         1. Sale and Purchase. Subject to such adjustments as you may determine to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per Share (the "purchase price per share"), that number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

         Subject to such adjustments as you may determine to avoid fractional shares, the Selling Shareholders hereby agree, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at the purchase price per share, that number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.


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         The Company and the Selling Shareholders are advised by you that the
Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

         In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations, warrants and agreement of the Company and the Selling Shareholders and subject to all the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you shall determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company and the Selling Shareholders for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

         Pursuant to powers of attorney, which shall be satisfactory to counsel for the Underwriters, granted by each Selling Shareholder, _________ and __________ will act as representatives of the Selling Shareholders. Each Selling Shareholder hereby represents that the foregoing representatives (the "Representatives of the Selling Shareholders") are authorized, on behalf of such Selling Shareholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling

-----------------
1 As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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Shareholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by such Selling Shareholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to such Selling Shareholder, to receive notices on behalf of each Selling Shareholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

         2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and each of the Selling Shareholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on ____________, 2001 (unless another time shall be agreed to by you, the Company and the Representatives of the Selling Shareholders or unless postponed in accordance with the provisions of
Section 10 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company and the Selling Shareholders agree to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

         Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Company and the hereto agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

         3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

                  (a) the Company meets the requirements for use of Form S-3 under the Act and has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act. When the Registration Statement becomes effective, the Registration Statement and the Prospectus will fully comply in all material respects with the provisions of the Act, and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not


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         misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

                  (b) as of the date of this Agreement, the Company has and will have an authorized capitalization as set forth under the heading entitled "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization"; all of the issued and outstanding shares of capital stock, including the Class A Common Stock and the Class B Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

                  (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

                  (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify in any such jurisdiction would not individually or in the aggregate have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operation of the Company and the Subsidiaries (as defined herein), taken as a whole (a "Material Adverse Effect").


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                  (e)      all of the consolidated corporations, partnerships
         (including, without limitation, general and limited partnerships) and limited liability companies in which the Company has a direct or indirect ownership interest (collectively, the "Subsidiaries") are listed in Exhibit 21 to the Company's Report on Form 10-K filed with the Commission on March __, 2001;

                  (f) each Subsidiary that is a corporation (a "Corporate Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each Corporate Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. All of the outstanding shares of capital stock of each Corporate Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of or subject to any preemptive or similar rights, and, except as set forth in the Registration Statement, are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in any Corporate Subsidiary are outstanding;

                  (g) each Subsidiary that is a partnership (a "Partnership") has been duly organized, is validly existing as a partnership under the laws of its jurisdiction of organization and has the partnership power and partnership authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement. Each Partnership is duly qualified as a foreign partnership authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. The initial capital contributions with respect to the outstanding units of each Partnership have been made to the Partnership. Except as set forth in the Registration Statement and the Prospectus, the general and limited partnership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any Partnership are outstanding. Each partnership agreement pursuant to which the Company or a Subsidiary holds an interest in a Partnership is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto,


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         enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such partnership agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements;

                  (h) each Subsidiary that is a limited liability company (an "LLC") has been duly organized, is validly existing as a limited liability company under the laws of its jurisdiction of organization and has the limited liability company power and limited liability company authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement. Each LLC is duly qualified as a foreign limited liability company authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The initial capital contributions with respect to the outstanding membership interests of each LLC have been made to the LLC. All outstanding membership interests in the LLCs were issued and sold in compliance with the applicable operating agreements of such LLCs and all applicable federal and state securities laws, and, except as set forth in the Registration Statement and the Prospectus, the membership interests therein held directly or indirectly by the Company are owned free and clear of all security interests, liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in any LLC are outstanding. Each operating agreement pursuant to which the Company or a Subsidiary holds a membership interest in an LLC is in full force and effect and constitutes the legal, valid and binding agreement of the parties thereto, enforceable against such parties in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. There has been no material breach of or default under, and no event which with notice or lapse of time would constitute a material breach of or default under, such operating agreements by the Company or any Subsidiary or, to the Company's knowledge, any other party to such agreements;

                  (i) except to the extent disclosed in the Registration Statement and the Prospectus, each of the centers described in the Prospectus as owned by the Company is owned and operated by a Subsidiary in which the Company directly or indirectly owns at least 51% of the outstanding ownership interests. Except as disclosed in the Registration Statement and the Prospectus, there are no consensual encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any


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         distributions on such Corporate Subsidiary's capital stock, such
         Partnership's partnership interests or such LLC's membership interests or to pay any indebtedness owed to the Company or any other Subsidiary,
         (ii) to make any loans or advances to, or investments in, the Company or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company or any other Subsidiary;

                  (j) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any of the physicians, medical institutions or other health care providers or any of the health care payors with whom the Company or any of the Subsidiaries directly or indirectly contract, is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiaries or related to the conduct of their respective businesses or of any decree of any court or governmental agency or body applicable to the Company or the Subsidiaries or related to the conduct of their respective businesses, except for such violations that could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, the Company and the Subsidiaries do not violate any applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code; no individual with an ownership or control interest, as defined in 42 U.S.C. ss.1320a-3(a)(3), in the Company or any of the Subsidiaries, or who is an officer, director or managing employee as defined in 42 U.S.C. ss. 1320a-5(b), of the Company or any of the Subsidiaries is a person described in 42 U.S.C. ss. 1320a-7(b)(8)(B); and the Company's and each of the Subsidiaries' business practices do not violate any federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing healthcare related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services;

                  (k) neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), its charter or by-laws or other organizational documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected, the effect of which would, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares contemplated hereby and by the Registration Statement will not conflict with, or result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time,


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         or both would result in any breach or violation of, or constitute a default under), any provisions of the charter or by-laws or other organizational documents of the Company or any of the Subsidiaries or under any provision of any license, permit, franchise, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company any of the Subsidiaries, the result of which would, individually or in the aggregate, have a Material Adverse Effect; the execution, delivery and performance of this Agreement and the issuance and sale of the Shares contemplated hereby and by the Registration Statement will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of their properties is bound or affected, the result of which could, individually or in the aggregate, have a Material Adverse Effect;

                  (l) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms;

                  (m) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof included or incorporated by reference in the Registration Statement and the Prospectus. The certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the Tennessee Business Corporation Act. The holders of the Shares will not be subject to personal liability by reason of being such holders.

                  (n) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights;

                  (o) no approval, authorization, consent or order of or filing with any federal, state or local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transaction as contemplated hereby other than registration of the Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of NASD Regulation, Inc. ("NASDR");


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                  (p)      Except as set forth in the Registration Statement and
         the Prospectus: (i) no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock or other equity interests; and (ii) no person has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any shares of Common Stock. No person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of capital stock or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of Shares contemplated thereby, except for such rights as have been complied with or waived;

                  (q) Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

                  (r) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which, individually or in the aggregate, could have a Material Adverse Effect;

                  (s) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

                  (t) there are no private or governmental actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of its Subsidiaries or any of their respective officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect;

                  (u) the audited financial statements included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted


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         accounting principles applied on a consistent basis during the periods involved; the pro forma financial data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Securities Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required;

                  (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any prospective material adverse change, in the business, properties, condition (financial or otherwise), or results of operations of the Company and its Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or its Subsidiaries, (iii) any obligation, direct or contingent, which is material to the Company and its Subsidiaries taken as a whole, incurred by the Company or its Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. Neither the Company nor its Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement.

                  (w) the Company has obtained for the benefit of the Underwriters the agreement (a "Lock-Up Agreement") of each of the Selling Shareholders and of each of its directors and executive officers not to sell, offer to sell, contract to sell, hypothecate grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable for Common Stock or warrants or other rights to purchase Common Stock for a period of 90 days after the date of the Prospectus without the prior written consent of UBS Warburg LLC;

                  (x) the Company and the Subsidiaries have good and marketable title to all property (real and personal) described in the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect. All the property being held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases;

                  (y) the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are customary in the business in which it is engaged. All policies of insurance insuring the Company and the Subsidiaries or any of their businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

                  (z) neither the Company nor any of the Subsidiaries has either sent or received any notice of termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or any of the Subsidiaries or any other party to any such contract or agreement;

                  (aa) all statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

                  (bb) neither the Company nor any of the Subsidiaries or any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (cc) the Company and the Subsidiaries own or have obtained licenses (which such licenses are enforceable against the Company and/or the Subsidiaries, as applicable, and, to the Company's best knowledge, the other parties thereto) for the patents, patent applications, inventions, technology, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, trade secrets and rights described in the Prospectus as being owned or used by or licensed to the Company and the Subsidiaries or necessary for the conduct of their business as currently conducted (collectively, the "Intellectual Property"), and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the Intellectual Property;

                  (dd) the Company and the Subsidiaries have not sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference, which could individually or in the aggregate have a Material Adverse Effect;

                  (ee) the Company and the Subsidiaries have not violated any federal, state, local or foreign law or regulation relating to discrimination in the hiring, promotion or pay of employees or any applicable wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1976, as amended, or the rules and regulations promulgated thereunder or any similar act or law, which could individually or in the aggregate result in a Material Adverse Effect;

                  (ff) the Company and the Subsidiaries have not violated any foreign, federal, state, local or foreign law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, which could individually or in the aggregate result in a Material Adverse Effect;

                  (gg) the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

                  (hh) the Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and tax forms required to be filed. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company and/or the Subsidiaries that could individually or in the aggregate have a Material Adverse Effect;

                  (ii) neither the Company nor any of the Subsidiaries exercises any influence or control over the practice of medicine by the physicians, medical institutions and other health care providers with which it directly or indirectly contracts or represents to the public that it offers medical services; and each of the Company and each of the Subsidiaries contracts with these health care providers as independent contractors to provide medical services and is not engaged in the practice of medicine;

                  (jj) except as disclosed in the Registration Statement and the Prospectus, there are no Medicare, Medicaid, or any other recoupment or recoupments of any governmental or private health care payor being sought, threatened, requested or claimed against the Company, any of the Subsidiaries or to the Company's knowledge, any physician, medical institution or health care provider with which the Company or any of the Subsidiaries directly or indirectly contracts, which individually or in the aggregate could result in a Material Adverse Effect;

                  (kk) The outstanding Common Stock is, and the Shares as of the date the Registration Statement becomes effective will be, authorized for quotation on the Nasdaq National Market ("Nasdaq"); and

                  (ll) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

         4. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter that:

                  (a) such Selling Shareholder now is and at the time of delivery of such Shares will be, the lawful owner of the number of Shares to be sold by such Selling Shareholder pursuant to this Agreement and has and, at the time of delivery thereof, will have good and marketable title to such Shares, and upon delivery of and payment for such Shares, the Underwriters will acquire good and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

                  (b) such Selling Shareholder has and at the time of delivery of such Shares will have, full legal right, power and capacity, and any approval required by law or otherwise, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

                  (c) this Agreement and the Custody Agreement of such Selling Shareholder (the "Custody Agreement") have been duly executed and delivered by such Selling Shareholder and each is a legal, valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms;

                  (d) such Selling Shareholder has reviewed the Registration Statement and the Prospectus. To the knowledge of such Selling Shareholder, the Registration

         Statement does not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, not misleading;

                  (e) such Selling Shareholder has duly and irrevocably authorized the Representatives of the Selling Shareholders, on behalf of such Selling Shareholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Shareholder and receive payment therefor pursuant hereto;

                  (f) the sale of such Selling Shareholder's Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus; and

                  (g) such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         5.       Certain Covenants of the Company. The Company hereby agrees:

                  (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                  (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request, but at its request, such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

                  (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

                  (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object in writing;

                  (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the shares, and to promptly notify you of such filing;

                  (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

                  (g) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission,
         (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and
         (iv) such other information as you may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such communications, documents or information becomes available;

                  (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

                  (i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

                  (j) to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

                  (k) to furnish to you five signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient conformed copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

                  (l) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(c) hereof;

                  (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                  (n) to pay all expenses, fees and taxes (other than any transfer taxes except as set forth under Section 7 hereof and (iv) and
         (vi) or (iii) or (iv) below, fees and disbursements of counsel for the Underwriters) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company and the Selling Shareholders, (iii) the word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Statements of Information, the Custody Agreement and the Powers of Attorney and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the NASDR (including the legal fees and filing fees and other disbursements of counsel to the Underwriters), and (vii) the performance of the Company's and the Selling Shareholders' other obligations hereunder (except that the Selling Shareholders will be responsible for underwriting discounts and commissions applicable to the Shares sold by them).

                  (o) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

                  (p) not to sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or options, warrants or other rights to purchase Common Stock or any other shares of the Company that are substantially similar to Common Stock or file a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or options, warrants or other rights to purchase Common Stock or any other shares of the Company that are substantially similar to Common Stock for a period of ninety (90) days after the date hereof (the "Lock-up Period"), without the prior written consent of UBS Warburg LLC, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of outstanding options or warrants as disclosed in the Registration Statement and the Prospectus to persons who have entered into Lock-Up Agreements with the Underwriters and (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; and

                  (q) to use its best efforts to cause the Shares to be listed for quotation on the Nasdaq.

         6. Certain Covenants of the Company and the Selling Shareholders. Each Selling Shareholder hereby agrees to advise the Underwriters promptly of the happening of any event known to the Selling Shareholder within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which, in the judgment of such Selling Shareholder, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         7. Reimbursement of Underwriters' Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 6 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

                  (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Bass, Berry & Sims PLC, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                           (i) the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Tennessee, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

                           (ii) the Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdiction of incorporation with the requisite corporate power and authority to own, lease and operate their respective properties and to conduct their respective business;

                           (iii) the Company and each of the Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each jurisdiction in which the ownership or leasing of their properties or the conduct of their business requires such qualification, except where the failure to so qualify would not individually or in the aggregate have a Material Adverse Effect;

                           (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                           (v) the Shares to be sold by the Company have been duly authorized and, when issued and delivered to and paid for by the Underwriters, will be validly issued, fully paid and non-assessable;

                           (vi) the Company has authorized and outstanding shares of capital stock as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid, nonassessable and free of any preemptive rights, resale rights, rights of first refusal and similar rights under the Tennessee Business Corporation Act or under any contract, agreement or instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel; the Shares being sold by the Company, when issued, will be free of any preemptive rights, resale rights, rights of first refusal and similar rights under the Tennessee Business Corporation Act; and the certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the Tennessee Business Corporation Act, and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                           (vii) except as described in the Registration Statement and the Prospectus, all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, are owned by the Company and are not subject to any perfected security interest or, to such counsel's knowledge, any other encumbrance or adverse claim; to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

                           (viii) the capital stock of the Company, including the Shares, conforms to the description thereof included or incorporated by reference in the Registration Statement and Prospectus;

                           (ix)     the Registration Statement and the
                  Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

                           (x) the Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus, and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

                           (xi) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby and by the Registration Statement, other than those that have been obtained under the Act and other than any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, as to which such qualification such counsel need express no opinion;

                           (xii) the execution, delivery and performance of this agreement by the Company and the transactions contemplated hereby and by the Registration Statement do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach of, or constitute a default under) (A) any provisions of the charter or by-laws or other organizational documents of the Company or any of the Subsidiaries, (B) any provision of any license, permit, franchise, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which their respective properties may be bound or affected that is described in or filed as an exhibit to the Registration Statement or is otherwise known by such counsel or (C) any federal, state, local or foreign law, regulation or rule, or any decree, judgment or order applicable to the Company or the Subsidiaries;

                           (xiii) to such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws, nor is any of them in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), any license, permit, franchise, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is or was a party or by which any of them or their respective properties may be bound or affected and which is known to such counsel or in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which would individually or in the aggregate have a Material Adverse Effect;

                           (xiv) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be described in the Prospectus which have not been so filed or described;

                           (xv) to such counsel's knowledge, except as described in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there are no private or governmental actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their officers is subject or of which any of their properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

                           (xvi) the Company is not, and after the offering and sale of the Shares, will not be, an "investment company," for or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act;

                           (xvii) to such counsel's knowledge the statements in (i) the Registration Statement and the Prospectus under the captions "Risk factors--We depend on payments from third-party payers, including government healthcare programs, and these payments may be reduced, even though our costs may increase", "Risk factors--Our revenues may be adversely affected by pending changes in the system of paying for outpatient surgical procedures under the Medicare program", "Risk factors--If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations", "Risk factors--If a federal or state agency asserts a different position or enacts new laws or regulations regarding illegal remuneration or other forms of fraud and abuse, we could suffer penalties or be required to make significant changes to our operations", "Risk factors--If regulations or regulatory interpretations change, we may be obligated to buy out interest of physicians who are minority owners of the surgery centers", "Risk factors--New federal and state legislative and regulatory initiatives relating to patient privacy could require us to expend substantial sums acquiring and implementing new information systems, which could negatively impact our financial results", "Risk factors--Providers in the healthcare industry have been the subject of federal and state investigations, and we may become subject to investigations in the future", "Risk factors--The IRS may challenge tax deductions for certain acquired goodwill", "Risk factors--Our charter, bylaws Tennessee law and our Shareholder rights plan could discourage a takeover you may consider favorable", "Management's discussion and analysis of financial condition and results of operations--Liquidity and Capital Resources", and "Business--Government Regulation", and (ii) the Company's Annual Report on Form 10-K for fiscal year ended December 31, 2000 (the "10-K") under the captions "Business--Government Regulation", "Business--Liquidity and Capital Resources", "Director and Executive Compensation", insofar as such statements constitute summaries of regulatory matters, contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown with respect to the Company and the Subsidiaries, as of the date of the Prospectus, the date of the 10-K and as of the date of such opinion; and nothing has come to such counsel's attention that causes such counsel to believe that the above-described portions of the Prospectus and 10-K, at the date of the Prospectus, the date of the 10-K or at the date of such opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (xviii)  to such counsel's knowledge, no person has
                  the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registrations Statement, to cause the Company to register under the Act any shares of capital stock or other equity interests as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby, except for such rights as have been complied with or waived; and to the knowledge of such counsel, except as described in the Registration Statement and Prospectus, no person is entitled to registration rights with respect to shares of capital stock or other securities of the Company;

                           (xix) to such counsel's knowledge, except as disclosed in the Prospectus, there are no Medicare, Medicaid, or any other recoupment or recoupments of any governmental or private health care payor being sought, threatened, requested or claimed against the Company, any of the Subsidiaries or to such counsel's knowledge, any physician, medical institution or health care provider with whom the Company or any of the Subsidiaries directly or indirectly contracts, which individually or in the aggregate could result in a Material Adverse Effect.

                           (xx) to such counsel's knowledge, the Company and the Subsidiaries do not violate any applicable provisions of federal or state laws governing Medicare or any state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code; no individual with an ownership or control interest, as defined in 42 U.S.C. ss.1320a-3(a)(3), in the Company or any of the Subsidiaries, or who is an officer, director or managing employee as defined in 42 U.S.C. ss.1320a-5(b), of the Company or any of the Subsidiaries is a person described in 42 U.S.C. ss.1320a-7(b)(8)(B); and the Company's and each of the Subsidiaries' business practices do not violate any federal or state laws regarding physician ownership of (or financial relationship with) and referral to entities providing healthcare related goods or services, or laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of health care related goods or services;

                                    In addition, such counsel shall state that
                  it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (viii), (ix) and (xvii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

                  (b) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Bass, Berry & Sims, counsel for the Selling Shareholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

                           (i) this Agreement and the Custody Agreement have been duly executed and delivered by or on behalf of each of the Selling Shareholders;

                           (ii) each Selling Shareholder has full legal right and power, and has obtained any authorization or approval required by law or, to such counsel's knowledge, otherwise to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided in this Agreement;

                           (iii) delivery of certificates for the Shares by each Selling Shareholder pursuant hereto will pass good and marketable title thereto to the Underwriters, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

                           (iv) each of the Representatives of the Selling Shareholders has been duly authorized by each Selling Shareholder to execute and deliver on behalf of such Selling Shareholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Shareholder; and

                           (v) to the best of such counsel's knowledge, the statements in the Prospectus relating to the Selling Shareholders under the caption "Principal and Selling Shareholders" insofar as such statements constitute a summary of the matters referred to therein present fairly the information called for with respect to such matters.

                  (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Dewey Ballantine, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and such other related matters as the Underwriters may require.

                  (d) You shall have received from Deloitte & Touche LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Dewey Ballantine, counsel for the Underwriters.

                  (e) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed prior to the time the Registration Statement becomes effective to which you object in writing.

                  (f) The Registration Statement shall become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the second full business day after the date of this Agreement; provided, however, that the Company, the Representatives of the Selling Shareholders and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

                  (g) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition of the Company and its Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

                  (i) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of such date, that the Company shall perform such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be and the conditions set forth in paragraphs (g) and (h) of this Section 8 have been met.

                  (j) You shall have received signed letters, dated the date of this Agreement, from each of the Selling Shareholders and each of the directors and officers of the Company and certain of its other stockholders to the effect that such persons shall not sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to the Common Stock for a period of 90 days after the date of the Prospectus without UBS Warburg LLC's prior written consent.

                  (k) The Shares shall have been approved for listing for quotation on the Nasdaq, subject only to notice of issuance at or prior to the time of purchase. or the additional time of purchase, as the case may be.

                  (l) The Selling Shareholders will at the time of purchase and the additional time of purchase, as the case may be, deliver to you a certificate of the Representatives of the Selling Shareholders to the effect that the representations and the warranties of the Selling Shareholders as set forth in this Agreement are true and correct as of each such date.

                  (m) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act.

                  The Company and the Selling Shareholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

         9. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, prospects, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (z) there shall have occurred any downgrading, or any notice shall have been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or (ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq or (iii) if a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the

United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

                  If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Representatives of the Selling Shareholders and each other Underwriter shall be notified promptly by letter or telegram.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Shareholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Shareholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6, 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Shareholders under this Agreement (except to the extent provided in Section 11 hereof) or to one another hereunder.

         10. Increase in Underwriters' Commitments. Subject to Sections 8 and 9, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for reasons sufficient to justify the termination of this Agreement under the provisions of
Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Shareholders agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless ail of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term Underwriter as used in this agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         11.      Indemnity and Contribution.

         (a) The Company and the Selling Shareholders jointly and severally agree to partners, indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or any Selling Shareholder in Section 4 of this Agreement or the failure by the Company or any Selling Shareholder to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or any Selling Shareholder or based upon written information furnished by or on behalf of the Company or any Selling Shareholder including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Shares; provided, further, that no Selling Shareholder that is not an affiliate of the Company within the meaning of Rule 405 of the Act shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon information furnished by any party other than such Selling Shareholder and, in any event, no Selling Shareholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Selling Shareholder (before deducting expenses) from the sale of Shares hereunder.

                  If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Shareholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and the Representatives of the Selling Shareholders in writing of the institution of such Proceeding and the Company or such Selling Shareholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Representative of the Selling Shareholders shall not relieve the Company or any Selling Shareholder from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Shareholder in connection with the defense of such Proceeding or the Company or such Selling Shareholder shall not have, within a reasonable period of time in light of the circumstances employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or such Selling Shareholder (in which case the Company or such Selling Shareholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Shareholder, as the case may be, and paid as incurred (it being understood, however, that the Company or such Selling Shareholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or such Selling Shareholder shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Company or such Selling Shareholder, the Company or such Selling Shareholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Shareholder and any person who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Act, or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Shareholder or any such person may incur under the Act, the Exchange Act, or common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by or on behalf of any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or Prospectus or necessary to make such information not misleading.

                  If any Proceeding is brought against the Company, any Selling Shareholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, such Selling Shareholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter, from any liability which such Underwriter may have to the Company, any Selling Shareholder or any such person or otherwise. The Company, such Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, such Selling Shareholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Shareholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this
Section 11 in respect of any losses, damage, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the

Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price is the shares. The relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, by the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any claim or Proceeding.

                  (d) The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this
Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

                  (e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Shareholders contained in this Agreement shall remain in full force and effect regardless of any partners, investigation made by or on behalf of any Underwriter, its directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Shareholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each Selling Shareholder and each Underwriter agree promptly to notify each other commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

         12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171, Attention: Syndicate Department, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Attention: Frederick W. Kanner, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 20 Burton Hills Boulevard, Suite 500, Nashville, Tennessee 37215, Attention: _________, with a copy to Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, Tennessee 37238, Attention: Cynthia
Y. Reisz and, if to any of the Selling Shareholders, shall be sufficient in all respects if delivered or sent to the Representatives of the Selling Shareholders at __________, Attention: __________, with a copy to Bass, Berry & Sims PLC, 315 Deaderick Street, Suite 2700, Nashville, Tennessee 37238, Attention: Cynthia Y. Reisz.

         13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a "Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg LLC or any indemnified party. Each of UBS Warburg LLC and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

         15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Selling Shareholders and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, pursuant representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

         17. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors and assigns and any successor or assign of any substantial portion of the Company's, any Selling Shareholder's and any of the Underwriters' respective businesses and/or assets.

         18. Miscellaneous. UBS Warburg LLC, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

                  A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

                  If the foregoing correctly sets forth the understanding among the Company, the Selling Shareholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Shareholders and the Underwriters, severally.

                                    Very truly yours,

                                    AMSURG CORP.


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:



                                    THE SELLING SHAREHOLDERS NAMED IN
                                    SCHEDULE B ATTACHED HERETO


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Attorney-in-Fact

Accepted and agreed to as of the date
first above written, on behalf of
themselves and the other several
Underwriters named in Schedule A

UBS WARBURG LLC
CIBC WORLD MARKETS CORP.
JEFFERIES & COMPANY, INC.
SUNTRUST EQUITABLE SECURITIES CORPORATION


By:  UBS WARBURG LLC


By:
    -------------------------
       Name:
       Title:

By:
    -------------------------
       Name:
       Title:

                                   SCHEDULE A



                                                                                           Number of
Underwriter                                                                               Firm Shares
-----------                                                                               -----------
UBS Warburg LLC.................................................................
CIBC World Markets Corp.........................................................
Jefferies & Company, Inc. ......................................................
SunTrust Equitable Securities Corporation ......................................




                                                                                           ---------
                                            Total...............................           3,526,000
                                                                                           =========

                                   SCHEDULE B


                                                                            Number of
               Selling Shareholders                                        Firm Shares
               --------------------                                        -----------
    Thomas G. Cigarran                                                       40,000
    Henry D. Herr                                                            34,000
                                                                             ------
             Total.........................................                  74,000
                                                                             ======


                                       ii